                                                                     EXHIBIT 4.8





THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

                                                                    May 24, 2004

                                     WARRANT

                  TO SUBSCRIBE FOR AND PURCHASE COMMON STOCK OF
                            BAM! ENTERTAINMENT, INC.

             VOID AFTER 5:00 P.M., CALIFORNIA TIME, ON MAY 24, 2009, OR IF NOT A BUSINESS DAY, AS DEFINED HEREIN, AT 5:00 P.M., CALIFORNIA TIME, ON THE IMMEDIATELY PRECEDING BUSINESS DAY

No. MCP-1

      THIS CERTIFIES that, for good and valuable consideration, Milestone Capital Partners Ltd. ("MCP"), or registered assigns (the "Warrantholder"), is entitled to subscribe for and purchase from BAM! ENTERTAINMENT, INC., a Delaware corporation (the "Company"), at an exercise price per share equal to $0.594 (such price, as from time to time to be adjusted as hereinafter provided, being hereinafter called the "Warrant Price"), at any time and from time to time prior to the Expiration Date (as defined below), up to 12,048 fully paid, nonassessable shares of Common Stock, $0.001 par value, of the Company ("Common Stock"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth, including without limitation the provisions of Section 2 hereof. "Expiration Date" shall mean 5:00 P.M., California time, on May 24, 2009, or if not a Business Day, as defined herein, at 5:00 P.M., California time, on the immediately preceding business day. "Business Day" shall mean a day other than a Saturday, Sunday or other day on which banks in the State of California are authorized by law to remain closed.

SECTION 1. EXERCISE OF WARRANT

      (a) CASH EXERCISE

      This Warrant may be exercised, at any time and from time to time prior to the Expiration Date, by the Warrantholder, in whole or in part (but not as to a fractional share of Common Stock and in no event for less than 500 shares (unless less than an aggregate of 500 shares are then purchasable under all outstanding Warrants held by a Warrantholder), by the completion of the subscription form attached hereto and by the surrender of this Warrant (properly endorsed) at the Company's offices at 333 West Santa Clara Street, Suite 716, San Jose, CA 95113 (or at such other location in the United States as the Company may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and by payment to the Company of the Warrant Price, in cash, by wire transfer for the account of the Company or by certified or official bank check, for each share being purchased.

      (b) NET EXERCISE

      Notwithstanding anything to the contrary contained in Section 1(a) and subject to the last sentence of this Section 1(b), the Warrantholder may elect to exercise this Warrant and receive shares on a "net exercise" basis in an amount equal to the value of this Warrant by delivery of the subscription form attached hereto and surrender of this Warrant at the principal office of the Company, in which event the Company shall issue to Holder a number of shares computed using the following formula:

                  X =   (P)(Y)(A-B)
                        -----------
                                A

      Where:      X =   the number of shares of Common Stock to be issued to
                        Holder.

                  P =   the portion of the Warrant being exercised.

                  Y = the number of shares of Common Stock issuable upon exercise of this Warrant if the Warrant were exercised for cash.

                  A =   the Current Market Price (as determined pursuant to
                        Section 1(d)) of one share of Common Stock.

                  B =   Warrant Price.

Notwithstanding anything in this Warrant to the contrary, the provisions of this
Section 1(b) shall not be applicable if, at the time of exercise of this Warrant, a registration statement under the Securities Act of 1933 covering the resale of the shares issued upon such exercise is in effect.

      (c) PROCEDURE FOR EXERCISE

      In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the total number of whole shares of Common Stock so purchased, registered in the name of the Warrantholder, shall be delivered to the Warrantholder within a reasonable time, not exceeding five Business Days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Warrantholder within such time. With respect to any such exercise, the Warrantholder shall for all purposes be deemed to have become the holder of record of the number of shares of Common Stock evidenced by such certificate or certificates from the date on which this Warrant was surrendered and if exercise is pursuant to Section 1(a), payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. No fractional shares shall be issued upon exercise of this Warrant and no payment or adjustment shall be made upon any exercise on account of any cash dividends on the Common Stock issued upon such exercise. If any fractional interest in a share of Common Stock would, except for the provisions of this Section 1, be delivered upon any such exercise, the Company, in lieu of delivering the fractional share thereof, shall pay to the Warrantholder an amount in cash equal to the Current Market Price of such fractional interest, as determined below.

      (d) CURRENT MARKET PRICE

      For any computation hereunder, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily Market Price per share for the 30 consecutive Trading Days commencing 45 Trading Days before the date in question. "Market Price" is defined as the closing bid price of such security on the principal United States securities exchange or trading market on which such security is listed or traded as reported by the Research Service of Nasdaq Trading and Market Services (or a comparable reporting service of national reputation), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Nasdaq, or, if no sale price is reported for such security by Nasdaq, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If Market Price cannot be established as described above, Market Price shall be the fair market value of the Common Stock as determined in good faith by the Board of Directors. The term "Trading Day" shall mean a day on which Nasdaq or the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business.

SECTION 2. ADJUSTMENTS

      The Warrant Price and the number and kind of shares issuable hereunder shall be subject to adjustment from time to time upon the happening of certain events as provided in this Section 2.

      In the event that any adjustment of the Warrant Price as required herein results in a fraction of a cent, such Warrant Price shall be rounded up or down to the nearest cent; provided that, in no event shall the Warrant Price per share be reduced below $0.01.

            (a) Subdivision or Combination of Common Stock. If the Company, at any time prior to the Expiration Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Warrant Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time prior to the Expiration Date, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Warrant Price in effect immediately prior to such combination will be proportionately increased.

            (b) Adjustment in Number of Shares. Upon each adjustment of the Warrant Price pursuant to the provisions of this Section 2 other than a Company Reduction as defined in Section 2(k), the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased or decreased to equal the quotient obtained by dividing (i) the product of (A) the Warrant Price in effect immediately prior to such adjustment, multiplied by (B) the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment, by (ii) the adjusted Warrant Price .

            (c) Consolidation, Merger or Sale. In case of any consolidation of the Company with, or merger of the Company into, any other entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company at any time prior to the Expiration Date, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities, cash or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 2 will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor entity (if other than the Company) assumes by written instrument the obligations under this Warrant and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

            (d) Distribution of Assets. In case the Company shall declare or make any distribution of its assets (other than cash) (or rights to acquire its assets (other than cash)) to all holders of Common Stock as a partial liquidating dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Company's stockholders of shares (or rights to acquire shares) of capital stock of a subsidiary) (a "Distribution"), at any time prior to the Expiration Date, then, upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, the holder of this Warrant shall be entitled to receive its pro-rata amount of such assets (or such rights) as would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution.

            (e) Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Warrant Price other than a Company Reduction as defined in Section 2(k), then, and in each such case, the Company shall give notice thereof to the holder of this Warrant, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares issuable upon exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Chief Financial Officer of the Company shall certify such calculation.

            (f) Minimum Adjustment of the Warrant Price. No adjustment of the Warrant Price shall be made in an amount of less than 1% of the Warrant Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Warrant Price.

            (g) No Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the closing bid price of a share of Common Stock on the Principal Market on the date of such exercise.

            (h) Other Notices. In case at any time:

                  (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (other than dividends or distributions payable in cash out of retained earnings consistent with the Company's past practices with respect to declaring dividends and making distributions) to the holders of the Common Stock;

                  (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

                  (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

                  (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in each such case, the Company shall give to the holder of this Warrant
(a) notice of the date or estimated date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable estimate thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least fifteen (15) days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above. Notwithstanding the foregoing, the Company may publicly disclose the substance of any notice delivered hereunder prior to delivery of such notice to the holder of this Warrant.

      (i) Certain Events. If, at any time prior to the Expiration Date, any event occurs of the type contemplated by the adjustment provisions of this
Section 2 but not expressly provided for by such provisions, the Company will give notice of such event as provided in Section 2(e) hereof, and the Company's Board of Directors will make an appropriate adjustment in the Warrant Price and the number of shares of Common Stock acquirable upon exercise of this Warrant so that the rights of the holder shall be neither enhanced nor diminished by such event.

      (j) Certain Definitions.

                  (i) "Business Day" means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

                  (ii) "Common Stock," for purposes of this Section 2, includes the Common Stock and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only Common Stock in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Section 2(c) hereof, the stock or other securities or property provided for in such Section.

                  (iii) "Principal Market" means the Nasdaq Stock Market or, if the Common Stock is not traded on the Nasdaq Stock Market, then the principal securities exchange or trading market for the Common Stock.

      (k) Adjustment of Warrant Price by the Company. To the extent permitted by applicable law, the Company at any time shall have the right to reduce the Warrant Price (a "Company Reduction") by any amount for any period of time; provided that the conditions of this Section 2(k) are satisfied. The Company may exercise its right to Company Reduction by delivering to the holder of this Warrant written notice (a "Company Reduction Notice") at least 15 Business Days prior to the first day of the Company Reduction Period (as defined below). The Company Reduction Notice shall state the reduced Warrant Price (the "Alternative Warrant Price") and the period (the "Company Reduction Period") during which the Alternative Warrant Price will be in effect, which Company Reduction Period must be at least 15 Business Days in duration. A Company Reduction Notice shall be irrevocable. The Warrant Price shall be adjusted upon the expiration of the Company Reduction Period to the Warrant Price that otherwise would then be in effect if the Company Reduction had not occurred. Notwithstanding anything to the contrary in this Section 2(k), the Alternative Warrant Price shall at no time be greater than the Warrant

Price that otherwise would be in effect during such Company Reduction Period if such Company Reduction had not occurred.

SECTION 3 LOCKUP; MARKET STANDOFF

      (a) Notwithstanding whether or not the securities issuable upon exercise of this Warrant become registered or otherwise tradeable without restriction, the Warrantholder hereby agrees that, for a period of 180 days from the date hereof, it shall not directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of this Warrant or any securities of the Company issuable upon exercise of this Warrant during such period. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to this Warrant and the securities issuable upon exercise of this Warrant until the end of such period.

      (b) The Warrantholder hereby agrees that, during the period of duration (up to, but not exceeding 180 days or the period agreed to by the Company's officers and directors, whichever is less) specified by the Company and an underwriter of Common Stock or other equity securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of the Warrantholder until the end of such period, and the Warrantholder agrees that, if so requested, the Warrantholder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section.

SECTION 4. REGISTRATION RIGHTS

      The Company and the Warrantholder hereby adopt, incorporate and make a part of this Agreement each of the provisions, rights, duties, obligations, representations, conditions and responsibilities of the respective parties to that certain Warrant Shares Registration Rights Agreement dated as of May 24, 2004 (the "Registration Rights Agreement") by and between the Company and the Initial Investors (as defined in the Registration Rights Agreement) as though Warrantholder was party to the Registration Rights Agreement as an Initial Investor and as though such Registration Rights Agreement were fully set forth herein with the following exceptions:

            (a) As used in the Registration Rights Agreement

                  (i)   "Investors" shall mean Warrantholder;

                  (ii) "Registrable Securities" shall mean the shares of Common Stock issuable upon exercise of this Warrant and any shares of capital stock issued or issuable, from time to time (with adjustments), as a distribution on or in exchange for or otherwise with respect to thereto.

SECTION 5. NO STOCKHOLDERS RIGHTS OR LIABILITIES

      This Warrant shall not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Warrantholder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Warrantholder shall give rise to any liability of such Warrantholder for the Warrant Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

SECTION 6. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT

      In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the holder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and an agreement of indemnity, if requested.

SECTION 7. NOTICES

      All notices, requests and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by certified or registered mail or overnight courier, postage prepaid, or by facsimile,

            (a) If to a Warrantholder or a holder of shares issued upon exercise of this Warrant, addressed to

                           Milestone Capital Partners
                           __________________________
                           __________________________
                           Telephone No.: (____) ___________
                           Facsimile No.: (____) ___________
                           Attention: Charles Prast
                                      Director

            (b) If to the Company addressed to it:

                           BAM! Entertainment, Inc.
                           333 West Santa Clara Street, Suite 716
                           San Jose, CA 95113
                           Telephone No.: (408) 298-7500
                           Facsimile No.: (408) 298-9600
                           Attention: Raymond Musci
                                      President

                           With a copy to:

                           Kirkpatrick & Lockhart LLP
                           10100 Santa Monica Blvd, 7th Floor
                           Los Angeles, California 90067
                           Telephone (310) 552-5000
                           Fax (310) 552-5001
                           Attention: Thomas Poletti, Esq.

      Each party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

SECTION 8. Representations and Warranties of Warrantholder.

            (a) Acquisition for Own Account. Warrantholder is acquiring the Warrant and the shares of Common Stock upon exercise thereof ("Securities") for Warrantholder's own account and not with a present view towards the distribution thereof. Warrantholder understands that Warrantholder must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering any of the Securities other than as contemplated by the Registration Rights Agreement. Notwithstanding anything in this Section 8(a) to the contrary, by making the foregoing representation, Warrantholder does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act and any applicable state securities laws.

            (b) Information. Warrantholder has been furnished all materials relating to the business, finances and operations of the Company and materials relating to the issuance of the Securities, which have been requested by Warrantholder. Warrantholder has been afforded the opportunity to ask questions of the Company and has received what Warrantholder believes to be satisfactory answers to any such inquiries. Warrantholder understands that its investment in the Securities involves a high degree of risk.

            (c) Governmental Review. Warrantholder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

            (d) Authorization; Enforcement. Warrantholder has the requisite power and authority to enter into and perform its obligations under this Warrant and to purchase the shares in accordance with the terms hereof. This Warrant has been duly and validly authorized, executed and delivered on behalf of Warrantholder and is a valid and binding agreement of Warrantholder enforceable against Warrantholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

            (e) Transfer or Resale. Warrantholder understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless (A) subsequently registered thereunder, or (B) Warrantholder shall have delivered to the Company an opinion of counsel reasonably acceptable to the Company (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred under an exemption from such registration, or (C) sold under Rule 144 promulgated under the Securities Act (or a successor rule), or (D) sold or transferred to an employee or other affiliate of Warrantholder pursuant to an exemption under the Securities Act; and (ii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, in each case, other than pursuant to the Registration Rights Agreement.

            (f) Legend. Warrantholder understands that this Warrant and the shares of Common Stock issuable upon exercise of this Warrant and, until such time as the shares of Common Stock issuable upon exercise of this Warrant have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold by Warrantholder under Rule 144, the certificates for the shares may bear a restrictive legend in substantially the following form:

      These securities have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States. The securities represented hereby may not be offered or sold in the absence of an effective registration statement for the securities under applicable securities laws unless offered, sold or transferred under an available exemption from the registration requirements of those laws.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if (a) the sale of such Security is registered under the Securities Act or (b) in connection with the resale of such Security, such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act or (c) such holder provides the Company with reasonable assurances that such Security can be sold under Rule 144(k). Warrantholder agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, pursuant to an effective registration statement or under an exemption from the registration requirements of the Securities Act.

            (g). Accredited Investor Status. Warrantholder is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

SECTION 9. AMENDMENTS AND WAIVERS

      This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

SECTION 10. SEVERABILITY

      If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provisions shall be excluded from this Warrant, and the balance of this Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

SECTION 11. GOVERNING LAW

      This Warrant shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed in the State of California.

SECTION 12. HEADINGS

      The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

SECTION 13. COUNTERPARTS

      This Warrant may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

SECTION 14. ISSUE TAX.

      The issuance of certificates for shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Company and WP have executed this Warrant on and as of the day and year first above written.

                                   BAM! ENTERTAINMENT, INC.,
                                   a Delaware corporation

                                   By: /s/ Stephen Ambler
                                       __________________________________

                                           Stephen Ambler
                                       ___________________________________

                                   Its: CFO/VP Finance
                                       ___________________________________

Attest:

__________________

                                   MILESTONE CAPITAL PARTNERS LTD.

                                   By: ____________________________________
                                       ______________________________
                                   Its:___________________________________

                                SUBSCRIPTION FORM

(To be executed upon exercise of this Warrant)

BAM! Entertainment, Inc.
333 West Santa Clara Street, Suite 716
San Jose, CA 95113
Attention: ________________

      The undersigned hereby irrevocably elects to exercise the right of purchaser represented by the within Warrant for, and to purchase thereunder, ______________ shares of Common Stock, as provided for therein, and either tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check in the amount of $_____________ or, if the undersigned elects pursuant to Section 1(b) of the within Warrant to convert such Warrant into Common Stock a net issuance basis, the undersigned exercises the within Warrant by exchange under the terms of Section 1(b).

      Please issue a certificate or certificates for such Common Stock in the name of, and pay any cash for any fractional share to:

                                  Name:______________________________

                                  Address:

                                  Social
                                  Security No:

      If said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher number of shares.

                                  Name_______________________________

                                  Signature____________________________

                                  Note:    The above signature must correspond
                                           exactly with the name on the first
                                           page of this Warrant or with the
                                           name of the assignee appearing in the
                                           assignment form below.

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

                                   ASSIGNMENT

(To be executed only upon assignment of Warrant)

      For value received, _______________________________ hereby sells, assigns and transfers unto _______________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ attorney, to transfer said Warrant on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:

                  Name(s) of
                  Assignee(s)/Address             No. of Warrants

And if said number of Warrants shall not be all the Warrants represented by the Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant.

                                   Name_______________________

Dated: __________________          Signature____________________

                                   Note: The above signature must correspond
                                         exactly with the name on the face of
                                         this Warrant

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